Exhibit 1.1

[•] ordinary shares

SPREADTRUM COMMUNICATIONS, INC.

ORDINARY SHARES, PAR VALUE US$0.0001 PER SHARE

in the form of American Depositary Shares

UNDERWRITING AGREEMENT

[•], 2007

[•], 2007

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10017

USA

Dear Sirs and Mesdames:

Spreadtrum Communications, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”) [•] Ordinary Shares (as defined below), and certain shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose severally to sell to the several Underwriters [•] Ordinary Shares (the aggregate of [•] Ordinary Shares to be sold by the Company and the Selling Shareholders is hereinafter referred to as (the “Firm Shares”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholders name in Schedule II hereto.

The Selling Shareholders propose severally to sell to the Underwriters not more than an additional [•] Ordinary Shares (the “Additional Shares”), if and to the extent that Morgan Stanley & Co. International plc and Lehman Brothers Inc., as representatives of the Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, par value US$0.0001 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Underwriters will take delivery of the Shares in the form of American Depositary Shares (the “American Depositary Shares”). The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of [•], 2007 (the “Deposit Agreement”) among the Company, Citibank N.A., as Depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the American Depositary Shares. Each American Depositary Share will initially represent the right to receive [•] [(•)] Ordinary Share[s] deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares and a registration statement relating to the American Depositary Shares corresponding to the Shares. The registration statement relating to the Shares as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADR Registration Statement.” If the Company has filed abbreviated registration statements to register additional Ordinary Shares and additional American Depositary Shares pursuant to Rule 462(b) under the Securities Act (each, a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” and the ADR Registration Statement shall be deemed to include the corresponding Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “road show” is as defined in Rule 433(h)(4) under the Securities Act. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.

The Representatives have agreed to reserve a portion of the Shares to be purchased by them under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Directed Share Program shall be administered by Piper Jaffray & Co. (“Piper Jaffray”). The Shares to be sold by Piper Jaffray and their affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company conducts substantially all of its operations and generates substantially all of its revenue through (i) Spreadtrum Communications Corp. (“Spreadtrum California”), its wholly-owned subsidiary organized and existing under the laws of the state of California, (ii) Spreadtrum Communications (Shanghai) Co. Ltd. (“Spreadtrum Shanghai”), its wholly-foreign owned enterprise organized and existing under the laws of the People’s Republic of China (the “PRC”), (iii) Spreadtrum International Trading (Shanghai) Co. Ltd., (“Spreadtrum Trading”, together with Spreadtrum California and Spreadtrum Shanghai, each a “Subsidiary” and collectively the “Subsidiaries”), its wholly-foreign owned enterprise organized and existing under the laws of the PRC, and (iv) Beijing Spreadtrum Hi-Tech Communications Technology Co. Ltd., an affiliate organized and existing under the laws of the PRC (the “PRC Affiliated Company”, together with the Company and the Subsidiaries, each a “Group Company” and collectively the “Group Companies”), all as described in the Prospectus.

Section 1. Representations And Warranties Of The Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement and the ADR Registration Statement have each become effective; no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)(i) Each of the Registration Statement and the ADR Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADR Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c) The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering for purposes of Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the

Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as an exempted limited liability company in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, the earnings, business or operations, or on the business prospect of the Group Companies, taken as a whole (“Material Adverse Effect”). The memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(e) Other than the Subsidiaries and the PRC Affiliated Company, the Company has no other direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Each Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect and its business license is in full force and effect; all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims (each a “Lien”). None of the outstanding shares of capital stock or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. The memorandum and articles of association or other constitutive or organizational documents of each Subsidiary comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(f) The PRC Affiliated Company has been duly established and is validly existing under the laws of the PRC, and its business license is in full force and effect. The PRC Affiliated Company has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Time of Sale

Prospectus and the Prospectus, and to own, lease and operate its property. The Articles of Association and other constitutive documents of the PRC Affiliated Company comply with the requirements of applicable PRC law and are in full force and effect. All of the registered capital of or equity interests in the PRC Affiliated Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly by Mesdames Shu Jun Zhang, Di Chen Li and Yu Er Zhang, as the case may be, in the amount set forth in the Time of Sale Prospectus and the Prospectus, and free and clear of any Lien. Each of Mesdames Shu Jun Zhang, Di Chen Li and Yu Er Zhang is a citizen of the PRC, excluding Taiwan, Hong Kong and Macau, to the best knowledge of the Company after due inquiry, and no application is pending in any other jurisdiction by her or on her behalf for naturalization or citizenship thereof.

(g) None of the Group Companies is (i) in breach of or in default under any applicable laws and regulations of the United States, the PRC or the Cayman Islands, except to the extent that such breach or default would not have a Material Adverse Effect (ii) in violation of its respective memorandum and articles of association or business licenses or its other constitutive documents (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any Group Company is a party or by which any of them may be bound, or to which any of the properties or assets of any Group Company is subject, except for such defaults that would not have a Material Adverse Effect, and (iv) none of the businesses, activities, agreements or commitments of any Group Company, current or past, is or has been, singly or in the aggregate, unauthorized or exceeds or has exceeded the business scope of its respective business licenses, except to the extent that the failure to be so authorized or to operate within the business scope of its respective business license has been corrected, remedied, rectified or waived or where such failure would not have a Material Adverse Effect.

(h) This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the extent that the indemnification and contribution provisions set forth in Section 11 of this Agreement may be limited by applicable law and principles of public policy.

(i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(j) The Ordinary Shares (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(k) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(l) Except as disclosed in the Time of Sale Prospectus, there are (i) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the capital stock of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or direct interest in any of the Company’s Subsidiaries.

(m) The Deposit Agreement has been duly authorized by the Company and when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the extent that the indemnification and contribution provisions set forth therein may be limited by applicable law and principles of public policy.

(n) The ADRs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued, will have been issued in compliance with all applicable United States securities laws, and will be fully paid and non-assessable, and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

(o) The terms of the Deposit Agreement, the American Depositary Shares and the ADRs conform in all material respects as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(p) The Shares and the American Depositary Shares, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or the American Depositary Shares under the laws of the Cayman Islands, the PRC or the United States, unless such initial purchasers or subsequent transferees are PRC entities or PRC domestic individuals.

(q) The American Depositary Shares have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

(r) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement, and the use of proceeds by the Company from this offering as described in the Time of Sale Prospectus and the Prospectus, will not (i) contravene any provision of applicable laws and regulations, business licenses or the memorandum and articles of associations, the certificate of incorporation, by-laws or other constitutive documents of the Company or any other Group Companies or (ii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the other Group Companies is a party or by which it is bound or to which any of its property or assets is subject, or (iii) contravene, conflict with, or result in a breach or violation of, or constitute a default under, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the other Group Companies, except, in the case of the foregoing clauses (ii) or (iii), where such contravention or conflict, breach or violation would not result in a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any court or governmental body or agency (“Government Authorization”) is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States and applicable rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) and the Nasdaq Global Market in connection with the offer and sale of the Shares.

(s) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Group Companies, taken as a whole, from that set forth in the Time of Sale Prospectus.

(t) There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which any Group Company is a party or to which any of the properties of any Group Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. The Time of Sale Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(u) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w) Each of the Group Companies (i) is in compliance with any and all applicable local, domestic and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(x) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(y) Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, other than rights that have been waived.

(z) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus, and the Prospectus, (i) none of the Group Companies has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of any Group Company, except as described in the Time of Sale Prospectus.

(aa) Except as disclosed in the Time of Sale Prospectus, the Group Companies each have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which are material to the business of the Group Companies, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Group Companies; and any real property and buildings held under lease by each Group Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Group Companies, in each case except as described in the Time of Sale Prospectus.

(bb) Except as disclosed in the Time of Sale Prospectus, the Group Companies each own or possess, or otherwise have the right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names currently employed by them in connection with the business now operated by them, and to the best of its knowledge, none of the Group Companies has received any notice of, or is otherwise aware of, infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. To the best of the Company’s knowledge, the products, processes, and inventions of any Group Company that are material to the business of any Group Company or are otherwise referenced in the Time of Sale Prospectus and the Prospectus do not violate or conflict with any intellectual property or proprietary right of any third person, including any patent or trade secret right held by or assignable to any third person.

(cc) No material labor dispute with the employees of any Group Company exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any Group Company’s principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(dd) The Group Companies each are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Group Companies has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ee) Each Group Company possesses or can acquire on reasonable terms all necessary licenses, consents, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, certificates, permits, reports to and filings, with any court (whether at the national or local level) or issued by the appropriate domestic or foreign governmental agency or body or any stock exchange authority or any other regulatory body having jurisdiction over the Group Companies and their respective assets and properties, for the Group Companies to conduct their respective businesses as currently conducted; each of the Group Companies is in compliance in all material respects with the terms and conditions of all such licenses, consents, certificates, authorizations, approvals, orders and permits; all of such licenses, consents, certificates, authorizations, approvals, orders and permits are valid and in full force and effect; none of such licenses, consents, certificates, authorizations, approvals, orders and permits contains any materially burdensome restrictions or conditions not described in the Time of Sale Prospectus and the Prospectus; and none of the Group Companies has received any notice of proceedings relating to the revocation or modification of any such license, consent, certificate, authorization, approval order or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ff) Except as disclosed in the Time of Sale Prospectus, each Group Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) to the best of the Company’s knowledge, no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hh) Except as disclosed in the Time of Sale Prospectus, no material relationships, direct or indirect, or material transactions exist between any of the Group Companies on the one hand and their respective affiliates, officers and directors or their shareholders, customers or suppliers on the other hand; and the statements in the Time of Sale Prospectus in this regard are true and correct in all material respects and do not omit anything necessary to make such statements, in the light of the circumstances under which they are made, not misleading.

(ii) Under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Ordinary Shares in cash may be freely transferred out of the Cayman Islands and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and, except as disclosed in the Time of Sale Prospectus, all such dividends and other distributions will not be subject to withholding, value added or other taxes under the laws and regulations of the Cayman Islands.

(jj) None of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from (i) paying any dividends or making any other distribution on such Subsidiary’s equity interest, (ii) repaying to the Company any loan, (iii) making advances to the Company, or (iv) transferring any of its property or assets to the Company or any other Subsidiaries of the Company; except as set forth in the Time of Sale Prospectus, all dividends and other distributions declared and payable upon the equity interests in the Company’s Subsidiaries may be converted into foreign currency that may be freely transferred out of the PRC or its jurisdiction of incorporation and all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of the PRC or its jurisdiction of incorporation and otherwise free and clear of any other tax, withholding or deduction in the PRC or its jurisdiction of incorporation, in each case without the necessity of obtaining any Governmental Authorization in the PRC or its jurisdiction of incorporation.

(kk) No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to PRC or the Cayman Islands or any political subdivision or taxing authority thereof in connection with (1) the execution, delivery or performance of this Agreement or the Deposit Agreement; (2) the issuance, sale or delivery of the Shares to the Underwriters whether in the form of Ordinary Shares or American Depositary Shares or (3) the deposit with the Depositary of any Shares against the issuance of the corresponding American Depositary Shares and related ADRs.

(ll) Based on the projected composition of the Company’s income and valuation of its assets, the Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the year ended December 31, 2006 and does not expect to become a PFIC in its current taxable year; and the Company has no plans or intentions to become a PFIC in the future.

(mm) None of the Group Companies or, to the best knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(nn) The operations of the Group Companies are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Group Companies with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(oo) The consolidated financial statements (and the notes thereto) of the Company included in the Time of Sale Prospectus present fairly, in all material respects, the financial position of the Company on a consolidated basis as of the dates indicated, and the results of operations and the cash flows for the periods specified; and (i) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles on a consistent basis throughout the period involved and (ii) Deloitte Touche Tohmatsu CPA Ltd., who have expressed an opinion on the financial statements of the Company based on their audits, are independent auditors with respect to the Company within the meaning of the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(pp) Each of the Group Companies has filed with all appropriate taxing authorities all income, franchise or other tax returns required to be filed through the date hereof and no tax deficiency has been determined adversely to any of the Group Companies which has had (nor does any of the Group Companies have any knowledge of any tax deficiency which, if determined adversely to any of the Group Companies, might individually or in the aggregate have) a Material Adverse Effect.

(qq) None of the Group Companies nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement and the Deposit Agreement is valid and binding under the laws of the PRC and the Cayman Islands.

(rr) None of the Group Companies has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the American Depositary Shares.

(ss) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(tt) Since the date of the latest audited financial statements included in the Time of Sale Prospectus, none of the Group Companies has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in the case of any of clauses (A) through (D) above, be material to the Group Companies taken as a whole, and that are not otherwise described in the Time of Sale Prospectus.

(uu) Any statistical, industry-related and market-related data included in the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the written consent for the use of such data from such sources has been obtained to the extent required.

(vv) The description of the contractual arrangements and agreements with the PRC Affiliated Company (the “VIE Documents”) as set forth in the Time of Sale Prospectus and the Prospectus is true and correct in all material respects. The VIE Documents are in compliance with all applicable laws and regulations and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity. None of the VIE Documents have been revoked and no such revocation is pending or, to the Company’s knowledge, threatened.

(ww) The performance of the VIE Documents by the relevant Group Company and the shareholders of the PRC Affiliated Company, as contemplated thereby did not, do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which any Group Company is a party or by which any Group Company or their respective properties, operations or assets may be bound or (ii) violate or conflict with the Memorandum and the Articles of Association, business license or other constitutive documents of any Group Company, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any court or governmental agency or body except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(xx) The section of the Time of Sale Prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” accurately and fairly describes in all material respects (i) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(yy) The description set forth in the Time of Sale Prospectus in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” of (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or its Subsidiaries such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company and its Subsidiaries, taken as a whole, or the availability thereof or the requirements of the Company and its Subsidiaries for capital resources, is true and correct in all material respects. As used herein in this subsection, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(zz) None of the Group Companies, and to the best knowledge of the Company after due inquiry, any of its respective officers, directors, managers, agents or employees have, directly or indirectly made or authorized any contribution, payment or gift of funds, or property to any official, employee or agent of any governmental agency, authority or instrumentality in the PRC or the Cayman Islands or any other jurisdiction where either the payment or gift or the purpose of such contribution, payment or gift was, is, or would, after the registration of the Shares and American Depositary Shares under the Exchange Act be prohibited under applicable law, rule or regulation of any relevant locality, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder.

(aaa) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADR Registration Statement or the offering of the Shares or the American Depositary Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 hereof.

(bbb) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty (i) by the courts of the Cayman Islands, provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court, or (ii) by the courts of the PRC in accordance with the requirements of PRC Civil Procedures Law based either on treaties between the PRC and the United States or on reciprocity between jurisdictions, provided that (A) the judgment was not contrary to the public policy, state sovereignty or security of the PRC, (B) the judgment was not given or obtained by fraud, (C) the judgment was not based on clear mistake of law or fact, (D) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (E) the judgment was for a definite sum of money, (F) the judgment was final and conclusive, (G) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (H) such judgments do not conflict with any other valid judgment in the same matter between the same parties, (I) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a New York Court, and (J) the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the United States or on reciprocity between such jurisdictions are satisfied. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(ccc) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(ddd) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(eee) The Company has not offered, or caused Piper Jaffray or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, (ii) a trade journalist or publication to write or publish favorable information about the Company or its products, (iii) a governmental official for any purpose, or (iv) any person in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, as well as applicable non-U.S. anti-bribery laws and regulations.

(fff) All prospective Directed Share Program participants provided by the Company to Piper Jaffray will be the actual beneficial owners of any Directed Shares and will not be mere nominees.

(ggg) The Company’s securities are not rated by an “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

Section 2. Representations And Warranties Of The Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and the Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody

Agreement”) and the Power of Attorney appointing a certain individual as such Selling Shareholder’s attorney in fact (the “Attorney-in-Fact”) to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable laws and regulations, or the certificate of incorporation, by laws or other constitutive documents of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as have already been obtained or as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Shares.

(c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the extent that the indemnification and contribution provisions set forth therein may be limited by applicable law and principles of public policy.

(e) Delivery of the Shares to be sold by such Selling Shareholder and payment of the purchase price therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim.

(f) Such Selling Shareholder is not prompted by any information concerning any Group Company which is not set forth in the Time of Sale Prospectus and the Prospectus to sell its Shares pursuant to this Agreement.

(g) Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, any free writing prospectus, and represents that it has not distributed any written materials in connection with the offer or sale of the Shares.

(h) (i) Such Selling Shareholder has reviewed the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact relating to such Selling Shareholder required to be stated therein or necessary to make the statements therein not misleading, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact relating to such Selling Shareholder necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact relating to such Selling Shareholder necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Shares, except for such rights as have been waived or which are described in the Time of Sale Prospectus and the Prospectus (and which have been complied with).

(j) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k) There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering or, to such Selling Shareholder’s knowledge, any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the NASD.

Section 3. Agreements To Sell And Purchase.

(a) Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at a price of US$[•] per American Depositary Share (the “Purchase Price”) the number of Firm Shares (subject to such adjustment to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller set forth in Schedule II hereto opposite its name as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than thirty (30) days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one (1) business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c) Each Seller hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending one hundred eighty (180) days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, any American Depositary Shares, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or American Depositary Shares or such other securities, in cash or otherwise, or (iii) file any registration statement with the Commission relating to the offering of any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares (other than a registration statement on Form S-8).

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, (ii) transactions relating to Ordinary Shares, American Depositary Shares or other securities of the Company acquired in open market transactions after the completion of the offering, (iii) the entry by any Selling Shareholder into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act, provided that sales under any such plan may not occur during the 180-day restricted period, (iv) the exercise of any Selling Shareholder’s rights to acquire Ordinary Shares, American Depositary Shares or other securities of the Company issued pursuant to any stock option or similar equity incentive or compensation plan approved by the Board of Directors and stockholders of the Company for the issuance to employees, advisors or consultants of the Company of stock options or equity grants (“Equity Incentive Grants”), provided that, in each case, such plan is in effect at the closing of the offering (it being understood that any subsequent sale, transfer or disposition of any securities of the Company issued upon exercise of such Equity Incentive Grants shall be subject to restrictions identical to those contained in the preceding paragraph of this section for the remainder of the period for which the Selling Shareholder is bound), (v) the repurchase by the Company of any Selling Shareholder’s Ordinary Shares, American Depositary Shares or other securities of the Company upon termination of any Selling Shareholder’s employment with the Company, or (vi) transfers of any Ordinary Shares, American Depositary Shares or other securities of the Company by a Selling Shareholder (A) to an immediate family member or a trust formed for the benefit of an immediate family member, (B) by gift, will or intestacy, (C) if the Selling Shareholder is a corporation, partnership or other business entity (1) to another corporation, partnership or other business entity that is a direct or indirect affiliate of the Selling Shareholder or (2) as part of a distribution without consideration by the Selling Shareholder to its equity holders partners or limited partners or (D) if the Selling Shareholder is a trust, to a trustee or beneficiary of the trust, provided that in the case of any transfer or distribution pursuant to this clause (vi), (x) each donee or distributee shall agree in writing for the benefit of the Underwriters, in form and substance satisfactory to the Representatives, that all such Ordinary Shares, American Depositary Shares or securities convertible into Ordinary Shares or American Depositary Shares shall remain subject to restrictions identical to those contained in the preceding paragraph of this section for the remainder of the period for which the Selling Shareholder is bound, (y) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on Schedule 13D or Schedule 13G (or 13D-A or 13G-A made after the expiration of the 180-day period referred to above)) and (z) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above, (vii) the issuance by the Company of Ordinary Shares issuable upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof that has been described in the Time of Sale Prospectus or of which the Underwriters have been advised in writing, (viii) the grant or issuance by the Company of options, shares, restricted shares, restricted share units, share appreciation rights, performance units or performance shares under its equity plans in existence as of the date hereof and the shares or other securities issued upon exercise or conversion of any of the foregoing, or (ix) the issuance by the Company of up to an aggregate of 10,032,856 Ordinary Shares (or securities convertible into 10,032,856 Ordinary Shares) in connection with one or more of the following transactions: (A) an acquisition or merger with another company or (B) an acquisition or assets related to a business from another person or entity, provided that in the case of this clause (ix) that each recipient of any Ordinary Shares or securities convertible into Ordinary Shares so issued shall agree in writing for the benefit of the Underwriters, in form and substance reasonably satisfactory to the Representatives, that all such Ordinary Shares and securities convertible into Ordinary Shares shall remain subject to restrictions identical to those contained in the preceding paragraph of this section for the remainder of the period for which the Company is bound. For purposes of this paragraph, “immediate family” means the spouse or the domestic partner of the transferor, or the lineal descendants, father, mother, brother or sister of the transferor, the transferor’s spouse or the transferor’s domestic partner.

Notwithstanding the foregoing, if (1) during the last 17 days of the 180 day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension. The Company shall promptly notify the Representatives of any earnings release, material news or material event that may give rise to an extension of the initial 180-day restricted period.

(iii) Additionally, the Company agrees that, without the prior written consent of the Representatives, it will not waive any lock-up provisions of any agreements between the Company and any of its stockholders or release any of its stockholders from lock-up agreements between the Company and such stockholders prior to the expiration of the terms of such lock-up provisions or agreements.

Section 4. Terms Of Public Offering. The Sellers are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares in the form of American Depositary Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Sellers are further advised by the Representatives that the Shares are to be offered to the public initially at $[•] per American Depositary Share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] per American Depositary Share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] per American Depositary Share, to any Underwriter or to certain other dealers.

Section 5. Payment And Delivery.

(a) Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2007, or at such other time on the same or such other date, not later than [•], 2007, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b) Payment for any Additional Shares shall be made to the Sellers in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2007, as shall be designated in writing by the Representatives.

(c) ADRs evidencing the American Depositary Shares representing the Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. ADRs evidencing the American Depositary Shares representing the Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares or the corresponding American Depositary Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

Section 6. Conditions To The Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement and the ADR Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Group Companies, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date (ii) no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission; and (iii) they have carefully examined the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus and the Prospectus, and, certify that, (A) (1) each of the Registration Statement and the ADR Registration Statement, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus did not, at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, does not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (3) the Prospectus as of its date and on the applicable Closing Date does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date the Registration Statement became effective, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any free writing prospectus that has not been so set forth.

The executive officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an Attorney-in-Fact of the Selling Shareholders, to the effect that the representations and warranties of the Selling Shareholders contained in this Agreement are true and correct as of the Closing Date and that the Selling Shareholders have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, U.S. counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

(e) The Underwriters shall have received at the Closing Date an opinion of Maples and Calder, outside Cayman Islands counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C.

(f) The Underwriters shall have received on the Closing Date an opinion of Jun He Law Offices, outside PRC counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit D.

(g) The Underwriters shall have received on the Closing Date an opinion of [•], [•] counsel for the Selling Shareholders, dated the Closing Date, to the effect set forth in Exhibit E.

(h) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, U.S. counsel for the Underwriters, dated the Closing Date, in form and substance and satisfactory to the Underwriters.

(i) The Underwriters shall have received on the Closing Date an opinion of Commerce & Finance Law Offices, PRC counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit F.

(j) The Underwriters shall have received on the Closing Date an opinion of Patterson, Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Closing Date, to the effect set forth in Exhibit G.

(k) The Underwriters shall have received, on each of (1) the date hereof, and (2) the Closing Date, a letter dated the date hereof, the date on which the first sale of the Shares is confirmed or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte Touche Tohmatsu CPA Ltd., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(l) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and individuals and entities listed on Schedule IV hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(m) The American Depositary Shares representing the Shares have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(n) The Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

(o) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(p) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(q) No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(r) On the Closing Date, as applicable, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to effect the transactions contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

Section 7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, six (6) signed copies of the Registration Statement and the ADR Registration Statement (including in each case exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADR Registration Statement (in each case without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Company or the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense (unless such event or condition is the result of any direct action by the Underwriters and not the Company, in which case, the Underwriters shall bear the expense), to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Company or the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Company or the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense (unless such event or condition is the result of any direct action by the Underwriters and not the Company, in which case, the Underwriters shall bear the expense), to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g) To endeavor to qualify the Shares and the corresponding American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that, in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) That in connection with the Directed Share Program, the Company will, upon notification, ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three (3) months following the date of the effectiveness of the Registration Statement. Piper Jaffray will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Furthermore, the Company covenants with Piper Jaffray that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j) To place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three (3) month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions.

(k) To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(l) The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(m) The Company will not directly or indirectly use the proceeds of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, or in a manner that would otherwise cause any person (including without limitation, the Underwriters and purchasers of the ADRs) to violate any U.S. sanctions administered by OFAC.

Section 8. Covenants of the Selling Shareholders. Each Selling Shareholder covenants with each Underwriter as follows:

(a) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(b) Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(c) Such Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any free writing prospectus, and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

Section 9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

Section 10. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including the expenses set out in a separate side letter dated the date hereof (the “Expenses Side Letter”). It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution”, Section 12 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

Section 11. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADR Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any “road show” (as defined in Rule 433) not constituting an issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus or any amendments or supplements thereto, or any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or action are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives specifically for inclusion therein, which information is limited to the information set forth in Section 11(h).

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company and each person, if any, who controls the Company, each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADR Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any “road show” (as defined in Rule 433) not constituting an issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement or any amendment thereof, the ADR Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any “road show” (as defined in Rule 433) not constituting an issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto. The liability of a Selling Shareholder pursuant to this subsection (b) hereof shall be limited to an amount equal to the aggregate Purchase Price of the American Depositary Shares representing Shares sold by such Selling Shareholder under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADR Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any “road show” (as defined in Rule 433) not constituting an issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus or any amendments or supplements thereto or any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter, whether directly or through the Representatives by or on behalf of the Underwriter, specifically for inclusion therein, which information for purposes of this Section 11(c) is limited solely to the information set forth in Section 11(h).

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(c)Section 11(b), 11(c) or 11(e) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party to represent the indemnified party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed within a reasonable time as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys in fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if; (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 11(a), Section 11(b) or 1(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Shares or (ii) if the allocation provided by Section 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 11(e)(i) above but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company, the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph is several and shall be limited to an amount equal to the aggregate Purchase Price of the American Depositary Shares representing the Shares sold by such Selling Shareholder under this Agreement.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the American Depositary Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of; (i) any termination of this Agreement; (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder or the Company, its officers or directors or any person controlling the Company; and (iii) acceptance of and payment for any of the Shares.

(h) The Underwriters severally confirm and the Sellers acknowledge and agree that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent preliminary prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement or any amendment thereof, the ADR Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any “road show” (as defined in Rule 433) not constituting an issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus or any amendments or supplements thereto or any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program.

Section 12. Directed Share Program Indemnification.

(a) The Company agrees to indemnify and hold harmless Piper Jaffray and its affiliates and each person, if any, who controls Piper Jaffray or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (“Piper Jaffray Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Piper Jaffray Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Piper Jaffray Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Piper Jaffray Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Piper Jaffray Entity, shall retain counsel reasonably satisfactory to the Piper Jaffray Entity to represent the Piper Jaffray Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Piper Jaffray Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Piper Jaffray Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Piper Jaffray Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Piper Jaffray Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Piper Jaffray Entities. Any such separate firm for the Piper Jaffray Entities shall be designated in writing by Piper Jaffray. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Piper Jaffray Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Piper Jaffray Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Piper Jaffray Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Piper Jaffray, effect any settlement of any pending or threatened proceeding in respect of which any Piper Jaffray Entity is or could have been a party and indemnity could have been sought hereunder by such Piper Jaffray Entity, unless such settlement includes an unconditional release of the Piper Jaffray Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 12(a) is unavailable to a Piper Jaffray Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Piper Jaffray Entity thereunder, shall contribute to the amount paid or payable by the Piper Jaffray Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Piper Jaffray Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by Section 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 12(c)(ii) above but also the relative fault of the Company on the one hand and of the Piper Jaffray Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Piper Jaffray Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Piper Jaffray Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the relative fault of the Company on the one hand and the Piper Jaffray Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Piper Jaffray Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Piper Jaffray Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Piper Jaffray Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Piper Jaffray Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Piper Jaffray Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Piper Jaffray Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Piper Jaffray Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Piper Jaffray Entity at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Piper Jaffray Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

Section 13. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date; (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Global Market; (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (c) a material disruption in securities settlement, payment or clearance services in the United States, the PRC or the Cayman Islands or shall have occurred; (d) any moratorium on commercial banking activities shall have been declared by Federal or New York State or PRC or Cayman Islands authorities; or (e) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause 13(e), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

Section 14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

Section 15. Submission To Jurisdiction; Appointment Of Agent For Service. (a) Each of the Sellers irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADR Registration Statement or the offering of the Shares or the American Depositary Shares. The Company and each Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any Seller has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Sellers irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) Each of the Sellers hereby irrevocably appoints National Corporate Research, Ltd., with offices at 225 W. 34th Street, Suite 910, New York, New York 10122 as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Sellers waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Sellers represents and warrants that such agent has agreed to act as its agent for service of process, and each of the Sellers agrees to take any and all action, including the filing of any and all documents and instruments and the paying of its own fees and expenses, that may be necessary to continue such appointment in full force and effect, in the case of the Company, for a period of seven (7) years from the date of this Agreement and, in the case of the Selling Shareholders, for a period of five (5) years from the date of this Agreement.

Section 16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Sellers with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Sellers agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or such Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

Section 17. Foreign Taxes. All payments made by the Company and each Selling Shareholder under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, the PRC or any political subdivision or any taxing authority thereof or therein unless the Company or such Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company or such Selling Shareholder, severally and not jointly, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter’s or controlling person’s being connected with the Cayman Islands or the PRC other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.

Section 18. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Shareholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Section 19. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and each of the Selling Shareholders acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholders, or any other person, (ii) the Underwriters are not acting as advisors, expert of otherwise, to either the Company or the Selling Shareholders, including, without limitation, with respect to the determination of the public offering price of the Share, and such relationship between the Company and Selling Shareholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations, (iii) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iv) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders. The Company and each of the Selling Shareholders waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

Section 20. Counterparts. This Agreement may be signed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 21. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 22. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Section 23. Notices. All statements, requests, notices and agreements shall be in writing and effective only upon receipt and, if to the Underwriters, shall be delivered, mailed or sent to the Representatives at:

Morgan Stanley & Co. International plc, c/o Morgan Stanley Dean Witter Asia Limited, 30th Floor, Three Exchange Square, Central, Hong Kong, Attn: Head of Global Capital Markets, with a copy to the Legal & Compliance Department, and

Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 11(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);

if to the Company, shall be delivered, mailed or sent to:

Chief Executive Officer, Spreadtrum Communications, Inc., Spreadtrum Center, Building No. 1, Lane 2288, Zuchongzhi Road, Zhangjiang, Shanghai 201203, PRC, fax: +86-21-5080-2996, with a copy to Carmen Chang, Esq., Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304-1050, USA, fax +1-650-493-6811,

and if to the Selling Shareholders, shall be delivered, mailed or sent to the addresses set forth in Schedule II.

Section 24. Successors And Assigns. This Agreement shall be binding upon the Underwriters, the Company and the Selling Shareholders and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Shareholders’ and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the indemnities of the Company and the Selling Shareholders contained in Sections 11(a) and (b) of this Agreement, respectively shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 11(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company or the Selling Shareholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 24, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 25. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 26. Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 27. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Section 28. Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 11 and 12, and is fully informed regarding said provisions.

[Signature Page Follows]

Very truly yours,

SPREADTRUM COMMUNICATIONS, INC.

By:
Name:
Title:

THE SELLING SHAREHOLDERS named in Schedule II hereto, acting severally

By:
Name:
Title:	Attorney-in-fact for an on behalf of the Selling Shareholders

Accepted as of the date hereof

Morgan Stanley & Co. International plc

Lehman Brothers Inc.

Acting severally on behalf of themselves

and the several Underwriters named in

Schedule I hereto.

MORGAN STANLEY & CO. INTERNATIONAL PLC

Name:
Title:

LEHMAN BROTHERS INC.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased
Morgan Stanley & Co. International plc
Lehman Brothers Inc.
Needham & Company, LLC
Piper Jaffray & Co.

Total:

SCHEDULE II

LIST OF SELLING SHAREHOLDERS

Name of Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold

Total:

SCHEDULE III

TIME OF SALE PROSPECTUS

1. Preliminary Prospectus dated [•], 2007

2. [the free writing prospectus date [•], 2007 filed by the Company under Rule 433(d) of the Security Act]

3. pricing information below:

Spreadtrum Communications, Inc.

$[    ]

[            ] American Depositary Shares Representing [    ] Ordinary Shares

The information below assumes no exercise of the underwriters’ over-allotment option.

Issuer:	Spreadtrum Communications, Inc.
Symbol:	Nasdaq/SPRD
Size:	$[ ]
Shares offered:	[ ] ADSs
Secondary shares:	[ ] ADSs by the Selling Shareholders
Price to public:	$[ ] per ADS
Proceeds to the Company, net of underwriting discounts and commissions:
Proceeds to the Selling Shareholders, net of underwriting discounts and commissions:
Trade date:	[ ], 2007
Closing date:	[ ], 2007
Underwriting Discounts and Commissions:
CUSIP:	[ ]
Underwriters:	Morgan Stanley & Co. International plc Lehman Brothers Inc.

A copy of the prospectus relating to this offering may be obtained by contacting Morgan Stanley & Co. Incorporated, 180 Varick Street, New York, New York 10014; Attention: Prospectus Department or by email at prospectus@morganstanley.com.

SCHEDULE IV

LIST OF LOCKED-UP SHAREHOLDERS

EXHIBIT A

FORM OF LOCK-UP LETTER

[•], 2007

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10017

USA

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. International plc and Lehman Brothers Inc. (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Spreadtrum Communications, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters, including the Representatives (the “Underwriters”), of certain number of ordinary shares par value US$0.0001 per share of the Company (“Ordinary Shares”) in the form of American Depositary Shares (“ADSs”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, any ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Ordinary Shares or ADSs to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to Ordinary Shares, ADSs or other securities of the Company acquired in open market transactions after the completion of the Public Offering, (c) the entry by the undersigned into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act, provided that sales under any such plan may not occur during the 180-day restricted period, (d) the exercise of any of the undersigned’s rights to acquire Ordinary Shares, ADSs or other securities of the Company issued pursuant to any stock option or similar equity incentive or compensation plan approved by the Board of Directors and

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stockholders of the Company for the issuance to employees, advisors or consultants of the Company of stock options or equity grants (“Equity Incentive Grants”), provided that, in each case, such plan is in effect at the closing of the Public Offering (it being understood that any subsequent sale, transfer or disposition of any securities of the Company issued upon exercise of such Equity Incentive Grants shall be subject to the restrictions set forth in this agreement), (e) the repurchase by the Company of any of the undersigned’s Ordinary Shares, ADSs or other securities of the Company upon termination of the undersigned’s employment with the Company, or (f) transfers of any Ordinary Shares, ADSs or other securities of the Company (i) to an immediate family member or a trust formed for the benefit of an immediate family member, (ii) by gift, will or intestacy, (iii) if the undersigned is a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that is a direct or indirect affiliate of the undersigned or (B) as part of a distribution without consideration by the undersigned to its equity holders, partners or limited partners or (iv) if the undersigned is a trust, to a trustee or beneficiary of the trust, provided that in the case of any transfer or distribution pursuant to this clause (f), (x) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (y) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 180-day period referred to above) and (z) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition. For purposes of this paragraph, “immediate family” means the spouse, or the domestic partner, of the transferor or the lineal descendants, father, mother, brother or sister of the transferor, the transferor’s spouse or the transferor’s domestic partner.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, other than in connection with the Public Offering, (1) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares, any ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or (2) publicly disclose the intention to do any of the foregoing. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares or ADSs except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period;

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the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or a material event, unless the Representatives waive, in writing, such extension.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial 180-day restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Representatives that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. Notwithstanding anything to the contrary contained herein, this agreement will terminate and the undersigned will be released from all of its obligations hereunder upon the earlier to occur of: (a) December 31, 2007, if the closing of the Public Offering shall not have occurred on or before such date, (b) the date the Company withdraws the registration statement registering the ADSs, (c) the date the Company deregisters all of the ADSs covered by such registration statement, (d) the termination date of the Underwriting Agreement that is prior to payment for and delivery of the ADSs to be sold thereunder, or (e) the date the Company provides written notice to the Representatives that is prior to the execution of the Underwriting Agreement that the Company does not intend to proceed with the Public Offering.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

If the signatory is an individual, please sign and print your name to the right.
Print Name

Signature

Address

If the signatory is an entity that is not an individual, please print the legal name of the entity and have an authorized person sign.	Print name of entity:

By:
Name:
Title:

Address

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